United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2011

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)

Registrant's telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2011, Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) (either the "Company," "we" or "our"), entered into an amended and restated employment agreement of the February 16, 2011 employment agreement of its Chief Operating Officer, David Lopez (the "February Agreement").  The primary change in the amended and restated employment agreement is to those provisions of the February Agreement that permit the termination of the employment agreement by Mr. Lopez and the receipt of certain benefits upon a "change of control" of the Company.  Under the amended and restated employment agreement, Mr. Lopez may only terminate his employment agreement "for good reason" in the event of a change of control if there is also a material reduction in the nature or scope of his duties, responsibilities, authority, or position, including, but not limited to, removal or expulsion from the Board of Directors without Cause, as such term is defined within such agreement.  The February Agreement did not require the material reduction in the nature or scope of Mr. Lopez's duties, which is generally referred to as a "single trigger" or "modified single trigger" change of control benefit.

The inclusion of the "modified single trigger" change of control provision in the February Agreement was itself a "legacy" provision that was carried on from the Company's original employment agreement with Mr. Lopez dated June 10, 2008.  The Company has not included "single trigger" or "modified single trigger" change of control provisions in any recently executed employment agreements, as evidenced by the employment agreements entered into with the Company's Chief Executive Officer, Michael Gavin Isaacs, dated March 17, 2011, and with the Company's General Counsel, Kathryn Lever, dated May 5, 2011.

The ISS Proxy Advisory Services report issued February 17, 2011, in connection with the Company's March 17, 2011 Annual Meeting of Shareholders, contained a recommendation against the advisory vote to ratify named executive officers compensation based solely on the inclusion of the "modified single trigger" provision in the February Agreement. As the Company does not include "single trigger " or "modified single trigger" change of control provisions in any executive officer employment agreements, the Company believes that it has remedied the sole basis for ISS previous recommendation to vote against the advisory vote.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Amended and Restated Employment Agreement, effective as of February 16, 2011 and amended and restated as of May 24, 2011, between Shuffle Master, Inc. and David Lopez.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Shuffle Master, Inc.

Date: May 25, 2011	/s/ MICHAEL GAVIN ISAACS
Michael Gavin Isaacs
Chief Executive Officer